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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Forms S-3 and S-4 Nos. 333-53326, 333-53874, 333-03534, 333-11705, 333-22249, 333-56842, 333-37492, 333-53320, 333-20921, 333-05483, 333-131623, 333-38841, 333-124232, 333-101373, 333-141251, and 333-141269) of SEACOR Holdings Inc. and in the related Prospectuses and the Registration Statements on Form S-8 (Nos. 333-12637, 333-56714, 333-105340, 333-126613, 333-129356, 333-105346, and 333-143066) of our reports dated February 28, 2008, with respect to the consolidated financial statements and schedule of SEACOR Holdings Inc. and the effectiveness of internal control over financial reporting of SEACOR Holdings Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP Certified Public Accountants

Fort Lauderdale, Florida
February 28, 2008

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm